As filed with the Securities and Exchange Commission on March 20, 2024

                                            Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GRIFFON CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	11-1893410 (I.R.S. Employer Identification No.)
712 Fifth Avenue, 18th Floor
New York, New York 10019
(Address of Principal Executive Offices)

GRIFFON CORPORATION AMENDED AND RESTATED
2016 EQUITY INCENTIVE PLAN
(Full title of the plan)

Seth L. Kaplan
Senior Vice President, General Counsel and Secretary
Griffon Corporation
712 Fifth Avenue, 18th Floor
New York, New York 10019
(212) 957-5000
(Name, address and telephone number, including area code, of agent for service)

Copy to:
Martin Nussbaum, Esq.
Dechert LLP
1095 Avenue of the Americas
New York, NY 10036

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	Accelerated filer	Non-accelerated filer	Smaller reporting company
Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE
Pursuant to General Instruction E of Form S-8, this registration statement on Form S-8 (this “Registration Statement”) is being filed in order to register an additional 2,600,000 shares of the Registrant’s Common Stock, which are securities of the same class as those shares registered on the Registrant’s registration statements on Form S-8 filed with the Securities and Exchange Commission on March 4, 2022, File No. 333-263302; January 31, 2020, File No. 333-236181; February 2, 2018, File No. 333-222844; and January 29, 2016, File No. 333-209222, which are hereby incorporated by reference.
Item 3.     Incorporation of Documents by Reference.
The Registrant hereby incorporates by reference the documents listed below. In addition, all documents and reports subsequently filed by the Registrant with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as modified or superseded.
(1)     The Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023, filed with the Commission on November 16, 2023, which contains audited consolidated financial statements for the most recent fiscal year for which such statements have been filed;
(2)     The Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2023, filed with the Commission on February 7, 2024;
(3)     The Company’s Current Report on Form 8-K filed with the Commission on February 20, 2024; and
(4)     The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A, dated January 19, 1993, including any amendment(s) or report(s) filed for the purpose of updating such description.
The Company will provide without charge to each person to whom a copy of this Registration Statement is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference (except for exhibits thereto unless specifically incorporated by reference herein). Requests for such copies should be directed to the Secretary, Griffon Corporation, 712 Fifth Avenue, 18th Floor, New York, New York 10019, (212) 957-5000.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

Exhibit Number	Exhibit

5.1	Opinion and Consent of Dechert LLP.
10.1	Griffon Corporation Amended and Restated 2016 Equity Incentive Plan (incorporated by reference to Exhibit 99.1 to Current Report on Form 8-K dated February 18, 2022 (Commission File No. 001-06620)).
10.2
Amendment No. 1 to the Griffon Corporation Amended and Restated 2016 Equity Incentive Plan (incorporated by reference to Annex B to the Registrant’s Proxy Statement relating to the 2024 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on January 29, 2024 (Commission File No. 001-06620)).

23.1	Consent of Grant Thornton LLP
23.3	Consent of Dechert LLP (contained in Exhibit 5.1).
24.1	Power of Attorney (included on signature pages).
107.1	Filing Fee Table

SIGNATURES
    Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 20, 2024.
GRIFFON CORPORATION

By:    /s/ Ronald J. Kramer
    Ronald J. Kramer
    Chief Executive Officer

POWER OF ATTORNEY
    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.
    Each person whose signature appears below constitutes and appoints Ronald J. Kramer and Seth L. Kaplan, and each of them, with full power of substitution, his/her true and lawful attorney-in-fact and agent to do any and all acts and things in his/her name and on his/her behalf in his capacity indicated below which they or either of them may deem necessary or advisable to enable Griffon Corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement including specifically, but not limited to, power and authority to sign for him/her in his/her name in the capacities stated below, any and all amendments (including post-effective amendments) thereto, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in such connection, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Ronald J. Kramer Ronald J. Kramer	Chairman and Chief Executive Officer (Principal Executive Officer)	March 20, 2024
/s/ Brian G. Harris Brian G. Harris	Senior Vice President and Chief Financial Officer (Principal Financial Offer)	March 20, 2024
/s/ W. Christopher Durborow W. Christopher Durborow	Vice President and Chief Accounting Officer (Principal Accounting Officer)	March 20, 2024
/s/ Henry A. Alpert Henry A. Alpert	Director	March 20, 2024
/s/ Jerome L. Coben Jerome L. Coben	Director	March 20, 2024
/s/ H. C. Charles Diao H. C. Charles Diao	Director	March 20, 2024
/s/ Louis J. Grabowsky Louis J. Grabowsky	Director	March 20, 2024
/s/ Lacy M. Johnson Lacy M. Johnson	Director	March 20, 2024
/s/ Victor Eugene Renuart Victor Eugene Renuart	Director	March 20, 2024
/s/ James W. Sight James W. Sight	Director	March 20, 2024
/s/ Samanta Hegedus Stewart Samanta Hegedus Stewart	Director	March 20, 2024
/s/ Kevin F. Sullivan Kevin F. Sullivan	Director	March 20, 2024
/s/ Michelle L. Taylor Michelle L. Taylor	Director	March 20, 2024
/s/ Cheryl L. Turnbull Cheryl L. Turnbull	Director	March 20, 2024